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                                                                     Exhibit 5.2


                         [Woodburn and Wedge Letterhead]




                                                                GREGG P. BARNARD
                                          E-MAIL:  gbarnard@woodburnandwedge.com
                                                    DIRECT DIAL:  (775) 688-3025



                                 August 22, 2001



Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada 89520

Ladies and Gentlemen:

         This opinion is delivered in connection with the filing of a registration statement on Form S-4, File No. 333-_____ (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $320,000,000 aggregate principal amount of the Company's 8% General and Refunding Mortgage Bonds, Series A, due June 1, 2008 (the "New Bonds"), in connection with an offer by the Company to issue the New Bonds in exchange for the Company's 8% General and Refunding Mortgage Bonds, Series A, due June 1, 2008, that are currently outstanding in the same aggregate principal amount (the "Old Bonds"), as described in the Registration Statement. The New Bonds are to be issued pursuant to a General and Refunding Mortgage Indenture dated as of May 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of May 1, 2001 (the "Supplemental Indenture") between the Company and the Trustee. As special Nevada counsel for the Company, we advise you as follows.

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         We are of the opinion that the Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws, and that it is legally qualified to hold property and do business under said laws.


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Sierra Pacific Power Company
August 22, 2001
Page 2



The Board of Directors of the Company has authorized the issuance and exchange of the Bonds.

         When the following steps shall have been taken, the New Bonds will be valid, legal and binding obligations of the Company:

         (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

         (b) Execution and filing with the Trustee of the proper papers with respect to the New Bonds; and

         (c) Issuance and delivery of the New Bonds in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture (including the Supplemental Indenture).

         The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect. The law firm of Choate, Hall & Stewart may rely on our opinions set forth above in connection with the opinion to be delivered by them in connection with the Registration Statement

         We hereby consent:

         1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

         2. To the statements with reference to our firm made in the Registration Statement; and

         3. To the filing of this opinion as an exhibit to the Registration Statement.

                                                Sincerely,

                                                WOODBURN and WEDGE

                                                By:  /s/ Gregg P. Barnard
                                                     ------------------------
                                                         Gregg P. Barnard